As filed with the Securities and Exchange Commission on September 24, 2024

Registration No. 333-236253

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Delaware	6770	61-1898603
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9023 Columbine Road

Eden Prairie, MN 55347

(703) 288-3380

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher Weiler

KLDiscovery Inc.

9023 Columbine Road

Eden Prairie, MN 55347

(703) 288-3380

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John Owen

Morrison & Foerster LLP

250 West 55th Street

New York, NY 10019

Tel: (212) 468-8000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,”

“accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

KLDiscovery Inc., a Delaware corporation, (the “Company”), is filing this Post-Effective Amendment No. 4 to the Company’s registration statement on Form S-1 (File No. 333-236253) (as amended, the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2020 and originally declared effective on February 10, 2020, to terminate the effectiveness of the Registration Statement and deregister any and all securities of the Company registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

Following effectiveness of this Post-Effective Amendment No. 4, the Company intends to file a Certification and Notice of Termination of Registration on Form 15 with the SEC providing notice of suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, Minnesota, on September 24, 2024.

KLDISCOVERY INC.

By:	/s/ Christopher J. Weiler
Christopher J. Weiler
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 4 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Christopher J. Weiler
Christopher J. Weiler	Chief Executive Officer (Principal Executive Officer) and Director	September 19, 2024
/s/ Dawn Wilson
Dawn Wilson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 19, 2024

/s/ Kevin F. Griffin Kevin F. Griffin	Director	September 19, 2024

/s/ Dale Stohr
Dale Stohr	Director	September 19, 2024

/s/ Lee Sienna
Lee Sienna	Director	September 19, 2024

/s/ Antony Waszkiewicz
Antony Waszkiewicz	Director	September 19, 2024